Exhibit 4.1

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [    ], 2017, by and among (i) Carvana Group, LLC, a Delaware limited liability company (the “Company”), (ii) Carvana Co., a Delaware corporation ( “Pubco”), (iii) the Person listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons (including Permitted Transferees of the CVAN Investor) set forth from time to time on the Schedule of Investors who, at any time, own securities of the Company or Pubco and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (iii) and (iv), an “Investor” and, collectively, the “Investors”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10 hereof.

WHEREAS, certain of the Investors are parties to a Unit Purchase Agreement, dated as of July 27, 2015 (the “July 2015 Purchase Agreement”), pursuant to which, among other things, such Investors agreed to purchase certain of the Company’s Units;

WHEREAS, in order to induce the Investors to enter into the July 2015 Purchase Agreement and consummate the transactions contemplated thereby, the Company agreed to provide the registration rights set forth in that certain Registration Rights Agreement, dated as of July 27, 2015 (the “Original Agreement”);

WHEREAS, certain of the Investors are parties to a Unit Purchase Agreement, dated July 12, 2016 (the “July 2016 Purchase Agreement”), pursuant to which, among other things, such Investors agreed to purchase certain of the Company’s Units;

WHEREAS, in order to induce the Investors to enter into the July 2016 Purchase Agreement and consummate the transactions contemplated thereby, the Company agreed to amend and restate the Original Agreement pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of July 12, 2016 (the “Existing Agreement”) to provide the registration rights set forth in the Existing Agreement;

WHEREAS, the Existing Agreement contemplates the reorganization or conversion of the Company into a corporation prior to the Company’s Initial Public Offering but does not contemplate an “Up-C” structure in connection with which proceeds from Pubco’s Initial Public Offering would be contributed to a wholly owned subsidiary (“Carvana Co. Sub”) and then used to purchase Units and thereafter Units held by parties other than Carvana Co. Sub would be exchangeable for Common Stock of Pubco (an “Up-C IPO”);

WHEREAS, the Company intends to effect an Up-C IPO; and

WHEREAS, the parties hereto desire to amend and restate the Existing Agreement in its entirety by entering into this Agreement in order to provide for the Up-C IPO and to make certain other changes to the registration rights of the Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.    Demand Registrations.

(a)    Requests for Registration. Subject to the terms and conditions of this Agreement, at any time after 180 days following the consummation of Pubco’s Initial Public Offering pursuant to an Up-C IPO, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”) in accordance with Section 1(b) and Section 1(c) below (such holders being referred to herein as the “Initiating Investors” and all registrations requested by the Initiating Investors being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within five days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)    Long-Form Registrations. The holders of a majority of the Controlling Investor Registrable Securities may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $25,000,000 at the time of request; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, one (1) Long-Form Registration. A registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

(c)    Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 1(b), any Controlling Investor or the holders of a majority of the CVAN Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, or (ii) if Pubco has, within the twelve (12) month period preceding the date of such request, already effected two (2) Short-Form Registrations for the holders of Registrable Securities pursuant to this Section 1(c). Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After Pubco has become subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable

Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form S-3, Pubco shall prepare and file with the Securities and Exchange Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(d)    Shelf Takedowns. At any time when a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (a “Resale Shelf Registration”) is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 1(c) above, upon a written demand (a “Takedown Demand”) by any Controlling Investor or the holders of a majority of the CVAN Registrable Securities that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “take down offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the consummation of Pubco’s Initial Public Offering, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to the three (3) year anniversary of the consummation of Pubco’s Initial Public Offering and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering subject to Section 1(e) below. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e)    Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable

Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities held by Initiating Investors, Pubco shall include in such offering prior to the inclusion of any securities which are not Registrable Securities (i) first, the Class C Unit Registrable Securities requested to be included in such registration by the holders of Class C Unit Registrable Securities, excluding the GV Investor (pro rata among the holders of such Class C Unit Registrable Securities on the basis of the number of Class C Unit Registrable Securities owned by each such holder), and (ii) second, the Controlling Investor Registrable Securities requested to be included in such registration by the Controlling Investors (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)    Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)    Pubco shall not be obligated to effect any Demand Registration within 30 days prior to Pubco’s good faith estimate of the date of filing of an underwritten public offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 180 days from the effective date of Pubco’s Initial Public Offering or 90 days from the effective date of any subsequent underwritten public offering of Pubco’s securities. Pubco may postpone, for up to 90 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of any Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a material adverse effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 1(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 4(f) to enable it to comply with its obligations set forth in Section 4(e). Pubco may extend the Suspension Period for an additional consecutive 60 days with the consent of the Applicable Approving Party.

(ii)    In the case of an event that causes Pubco to suspend the use of the Resale Shelf Registration or any Shelf Registration as set forth in Section 1(f)(i) or pursuant to Section 4(f) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration or Shelf Registration (or such filings) at any time after it has received a Suspension Notice from Pubco and prior to receipt of an

End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)    Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Shelf Registration pursuant to this Section 1(e), Pubco agrees that it shall extend the period of time during which such Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Shelf Registration are no longer Registrable Securities.

(g)    Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco and the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h)    Other Registration Rights. Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding; provided that Pubco may grant rights to participate in any Piggyback Registrations so long as such rights are subordinate to the priority rights of the Controlling Investors and the CVAN Investors with respect to such Piggyback Registrations as provided in Sections 2(c) and 2(d) below.

(i)    Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

2.    Piggyback Registrations.

(a)    Right to Piggyback. Whenever Pubco proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) pursuant to a Takedown Demand, (iii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and

Exchange Commission or any successor forms, (iv) a registration relating solely to employment benefit plans, (v) in connection with a registration the primary purpose of which is to register debt securities, or (vi) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 2(c) and 2(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within 10 business days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)    Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Class C Unit Registrable Securities requested to be included in such registration by the holders of Class C Unit Registrable Securities which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Class C Unit Registrable Securities on the basis of the number of Class C Unit Registrable Securities owned by each such holder), (iii) third, the Controlling Investor Registrable Securities requested to be included in such registration by the Controlling Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iv) fourth, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration and the Class C Unit Registrable Securities requested to be included in such registration by the holders of Class C Unit Registrable Securities (pro rata among the holders of such Class C Unit Registrable Securities on the basis of the number of Class C Unit Registrable Securities owned by each such holder), (ii) second, the Controlling Investor Registrable Securities requested to be included in such registration by the Controlling Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)    Other Registrations. If Pubco has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until a period of at least 90 days has elapsed from the effective date of such previous registration.

(f)    Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 6.

3.    Holdback Agreements.

(a)    Holders of Registrable Securities. If required by the Applicable Approving Party, each holder of Registrable Securities (in the case of Pubco’s Initial Public Offering) and each holder of 1% or more of the outstanding Registrable Securities (in the case of any other underwritten Public Offering) shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by the Applicable Approving Party. In the absence of any such lock-up agreement:

(i)    each holder of Registrable Securities and each of the directors and executive officers of Pubco or any of its subsidiaries agrees that in connection with Pubco’s Initial Public Offering, such Person shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of Pubco (including Capital Stock of Pubco that may be deemed to be owned beneficially by such Person in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), or (D) publicly disclose the intention to enter into any Sale Transaction, from the date on which Pubco gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such Initial Public Offering to the date that is 180 days following the date of the final prospectus for such IPO (the “Holdback Period”), unless the Applicable Approving Party and the underwriters managing the IPO otherwise agree in writing;

(ii)    each holder of at least 1% of the outstanding Registrable Securities and each of the directors and executive officers of Pubco or any of its subsidiaries agrees that in connection with any non-marketed underwritten takedown offering, such Person shall not effect any Sale Transaction from the date on which Pubco gives notice to the holders of Registrable Securities of the Public Offering to the earlier of (A) the date that is 45 days following the date of the final prospectus for such Public Offering and (B) the date on which such shelf takedown offering is otherwise abandoned (a “Block Holdback Period”), unless the Applicable Approving Party and the underwriters managing the such Public Offering otherwise agree in writing; and

(iii)    each holder of at least 1% of the outstanding Registrable Securities and each of the directors and executive officers of Pubco or any of its Subsidiaries agrees that in connection with all other underwritten Public Offerings other than those covered by clauses (i) and (ii) above, such Person shall not effect any Sale Transaction from the date on which Pubco gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering to the date that is 60 days following the date of the final prospectus for such Public Offering (a “Marketed Holdback Period” and, together with a Block Holdback Period, a “Follow-On Holdback Period”), unless, if an underwritten Public Offering, the Applicable Approving Party and the underwriters managing such Public Offering otherwise agree in writing.

Pubco may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 3(a) until the end of such period.

(b)    Pubco (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during any Holdback Period or Follow-On Holdback Period, and (ii) shall use its reasonable best efforts to cause (A) each holder of at least 1% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from Pubco at any time after the date of this Agreement (other than in a Public Offering) and (B) each of its directors and executive officers to agree not to effect any Sale Transaction or publicly disclose the intention to enter into any Sale Transaction during any Holdback Period or Follow-On Holdback Period, except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

4.    Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

(a)    prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)    notify each holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c)    prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)    furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) (ii) consent to general service of process in any such jurisdiction) or (C) subject itself to taxation in any such jurisdiction;

(f)    promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Securities and Exchange Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(h)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(j)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Pubco’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(m)    permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(n)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, Pubco shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(o)    use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(p)    cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(q)    cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r)    if such registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration and the Applicable Approving Party reasonably request;

(s)    provide a legal opinion of Pubco’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(t)    if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(u)    if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(v)    subject to the terms of Section 1(c) and Section 1(d), if an Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

5.    Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date after the consummation of Pubco’s Initial Public Offering that such Investor may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 5, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Securities and Exchange Commission, then such Investor’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

6.    Registration Expenses.

(a)    All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)    Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel and one local counsel (if necessary) chosen by the Applicable Approving Party for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

(c)    To the extent Registration Expenses are not required to be paid by Pubco, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

7.    Indemnification.

(a)    Pubco agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by Pubco of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration, qualification or compliance, and (ii) pay to each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld. conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration statement. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 7(a) or 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 7(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e)    The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

8.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 7. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3, Section 4 and this Section 7 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3 and this Section 7, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 7.

9.    Other Agreements. At all times after Pubco has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, Pubco agrees to use best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, Pubco shall deliver to the Investors a written statement as to whether it has complied with such requirements. Pubco shall at all times after it has consummated an Initial Public Offering use its reasonable best efforts to cause the securities so registered to be listed on one or more of the New York Stock Exchange, the American Stock Exchange and the NASDAQ Stock Market.

10.    Definitions.

(a)    “Agreement” has the meaning set forth in the preamble hereof.

(b)    “Applicable Approving Party” means (i) if the Controlling Investor is participating in the applicable offering, the Controlling Investor, or (ii) if the Controlling Investor is not participating in the applicable offering, the holders of a majority of the Registrable Securities participating in the applicable offering.

(c)     “April 2016 Unit Purchase Agreements” means, together, (a) that certain Unit Purchase Agreement, dated April 27, 2016, by and between the Company and the Ernest C. Garcia II, and (b) that certain Unit Purchase Agreement, dated April 27, 2016, by and between the Company and the Ernest C. Garcia II.

(d)    “Block Holdback Period” has the meaning set forth in Section 3(a)(ii).

(e)    “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

(f)    “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(g)    “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

(h)    “Class C Unit Registrable Securities” means Registrable Securities issued with respect to (i) any Units issued to the CVAN Investor in exchange for Company securities purchased pursuant to the July 2015 Purchase Agreement or the July 2016 Purchase Agreement, (ii) any Units issued to the GV Investor in exchange for Company securities purchased pursuant to the July 2016 Purchase Agreement, and (iii) any Units issued to Ernest C. Garcia II in exchange for Company securities purchased pursuant to the April 2016 Purchase Agreements.

(i)    “Common Stock” means the Class A Common Stock of Pubco.

(j)    “Company” has the meaning set forth in the preamble hereof.

(k)    “Controlling Investors” means Ernest C. Garcia II, Ernest C. Garcia III, Ernest Garcia II Multi-Generational Trust III and Ernest Irrevocable 2004 Trust, and each of such Person’s Permitted Transferees, in each case only so long as such Person continues to hold Units.

(l)    “Controlling Investor Registrable Securities” means the Registrable Securities held by the Controlling Investors to the extent such Registrable Securities are not Class C Unit Registrable Securities.

(m)    “CVAN Investor” means CVAN Holdings, LLC (f/k/a Carvana Holdings, LLC), a Delaware limited liability company.

(n)    “CVAN Registrable Securities” means the Registrable Securities held by the CVAN Investors and their Permitted Transferees other than any Permitted Transferee Without Registration Rights. All CVAN Registrable Securities shall be deemed to be Class C Unit Registrable Securities.

(o)    “Demand Registrations” has the meaning set forth in Section 1(a).

(p)    “End of Suspension Notice” has the meaning set forth in Section 2(g)(ii).

(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(r)    “FINRA” means the Financial Industry Regulatory Authority.

(s)    “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(t)    “GV Investor” means GV Auto I, LLC, a Delaware limited liability company.

(u)    “Holdback Period” has the meaning set forth in Section 3(a)(i).

(v)    “Initial Public Offering” means an initial public offering of equity securities under the Securities Act.

(w)    “Initiating Investors” has the meaning set forth in Section 1(a).

(x)    “Investor” has the meaning set forth in the preamble hereof.

(y)    “IPO Holdback Period” has the meaning set forth in the Section 3(a).

(z)    “July 2015 Purchase Agreement” has the meaning set forth in the recitals hereof.

(aa)    “July 2016 Purchase Agreement” has the meaning set forth in the recitals hereof.

(bb)    “LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, dated as of or about the date hereof, by and among the Company, Pubco and the other members of Carvana Group, LLC (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof).

(cc)    “Long-Form Registrations” has the meaning set forth in Section 1(a).

(dd)    “Marketed Holdback Period” has the meaning set forth in Section 3(a)(iii).

(ee)    “Permitted Transferee” has the meaning set forth in the LLC Agreement.

(ff)    “Permitted Transferee Without Registration Rights” means any Permitted Transferee of the CVAN Investor holding CVAN Registrable Securities that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 (as confirmed by an opinion of Pubco’s counsel).

(gg)    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(hh)    “Piggyback Registration” has the meaning set forth in Section 2(a).

(ii)    “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(jj)    “Registration Expenses” has the meaning set forth in Section 6.

(kk)    “Registrable Securities” means (i) any Common Stock issued with respect to or in exchange for any Units held by the Controlling Investors, (ii) any Common Stock issued with respect to or in exchange for any Units issued to the CVAN Investor in exchange for Company securities purchased pursuant to the July 2015 Purchase Agreement or the July 2016 Purchase Agreement, (iii) any Common Stock issued with respect to any Units issued to the GV Investor in exchange for Company securities purchased pursuant to the July 2016 Purchase Agreement, and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following the consummation of Pubco’s Initial Public Offering or repurchased by Pubco or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

(ll)    “Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 430B” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

(mm)    “Securities” has the meaning set forth in Section 3(a)(i).

(nn)    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(oo)    “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Shelf Registration or any such holder that could be added to such Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(pp)    “Shelf Registrations” has the meaning set forth in Section 1(c).

(qq)    “Short-Form Registrations” has the meaning set forth in Section 1(a).

(rr)    “Suspension Event” has the meaning set forth in Section 1(f)(ii).

(ss)    “Suspension Notice” has the meaning set forth in Section 1(f)(ii).

(tt)    “Suspension Period” has the meaning set forth in Section 1(f)(i).

(uu)    “Takedown Demand” has the meaning set forth in Section 1(d).

(vv)    “Units” means the Company’s common units, as constituted in the LLC Agreement.

(ww)    “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

11.    Miscellaneous.

(a)    No Inconsistent Agreements. Neither the Company nor Pubco shall hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investors in this Agreement.

(b)    Adjustments Affecting Registrable Securities. Pubco shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a split or a combination of securities).

(c)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided that no amendment or waiver that has an adverse effect on any rights which specify the CVAN Investors or the GV Investor (as the case may be) as the beneficiary of such rights shall be binding on such Investors without the prior written consent of the holders of a majority of the related Registrable Securities. Any amendment or waiver effected in accordance with this Section 11(d) shall be binding upon each Investor, Pubco and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(g)    Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied, facsimile or portable data format (PDF) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(i)    Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(j)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, but if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco and the Company at the address indicated below:

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c/o Carvana Group, LLC

4020 E. Indian School Road

Phoenix, Arizona 85018

Attention: Ernest C. Garcia III and Paul W. Breaux

Email: ernie.garcia@carvana.com and paul.breaux@carvana.com

With copies (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Robert M. Hayward, P.C.

                  Robert E. Goedert

Email: robert.hayward@kirkland.com

            robert.goedert@kirkland.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(k)    Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l)    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(m)    Information. Ernest C. Garcia, II (“ECGII”), on behalf of the Controlling Investors, shall be entitled to receive notice of all meetings of the board of directors of Pubco (the “Board”) and any Board committee, including any executive committee, and all materials and documents distributed to the members of the Board (or Board committee) in connection with such meetings, including at or after such meetings, in each case at such time and as provided to the members of the Board (or Board committee). In addition to the foregoing, promptly following any Board or Board committee meeting, the Board shall notify ECGII as to any material transaction or action, including any debt or equity offering or material acquisition or disposition, change in executive officers or Board members, Board nominees, charter or bylaw amendment, annual budget or material change to any annual budget, change to Pubco’s “Up-C” status, or other significant matter approved at such Board or Committee meeting, whether or not subject to further approval by the stockholders of Pubco. The foregoing provisions of this Section 11(m) are subject in all respects to the right of the Board or the Chairman thereof to determine not to provide ECGII with Board or Board committee materials or other information if (i) such materials, other information or action relate to transactions in which the Controlling Investors have a material direct interest (other than solely as a result of their direct or indirect ownership of Pubco), (ii) the Board or Chairman determines in good faith that such omission is appropriate in order to (a) avoid a conflict of interest in connection with the Board’s discussion of a particular matter, (b) fulfill the contractual obligations of Pubco or its subsidiaries with respect to confidential or proprietary information of third parties, (c) protect the attorney client privilege (including protecting any attorney work product) or (d) satisfy the Board’s fiduciary duties (as advised by outside counsel) and/or (iii) such meeting, materials, other information or action would result in loss of the protection of trade secrets, provided that with respect to subsections (ii)(b) and (c) and (iii), if despite the following sentence, Pubco determines additional measures are necessary in order to satisfy such sections, ECGII shall execute a confidentiality agreement in form and substance reasonable acceptable to the parties in order to be able to provide ECGII access to the information. Any information ECGII receives pursuant to this Section 11(m) shall be kept confidential, and the Controlling Investors agree to and shall hold in confidence and trust all such information.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

CARVANA GROUP, LLC

By:
Name:	Ernest C. Garcia III
Title:	Chief Executive Officer

Signature Page to Amended and Restated Registration Rights Agreement

PUBCO:

CARVANA CO.

By:
Name:	Ernest C. Garcia III
Title:	Chief Executive Officer

Signature Page to Amended and Restated Registration Rights Agreement

CVAN INVESTOR:

CVAN HOLDINGS, LLC

By:
Name:	Kelly Van Meter
Title:	Vice President

Signature Page to Amended and Restated Registration Rights Agreement

GV INVESTOR:

GV AUTO I, LLC

By:	Georgiana Ventures, LLC
Its:	Manager

By:
Name:	Ira J. Platt
Title:	Managing Member

Signature Page to Amended and Restated Registration Rights Agreement

CONTROLLING INVESTOR:

ERNEST C. GARCIA II

Signature Page to Amended and Restated Registration Rights Agreement

CONTROLLING INVESTOR:

ERNEST C. GARCIA III

Signature Page to Amended and Restated Registration Rights Agreement

CONTROLLING INVESTORS:

ERNEST GARCIA III MULTI-GENERATIONAL TRUST III

By:
Name:	Steven P. Johnson
Its:	Administrative Trustee

By:
Name:	Ernest C. Garcia II
Its:	Investment Trustee

ERNEST IRREVOCABLE 2004 TRUST III

By:
Name:	Steven P. Johnson
Its:	Administrative Trustee

By:
Name:	Ernest C. Garcia II
Its:	Investment Trustee

Signature Page to Amended and Restated Registration Rights Agreement

SCHEDULE OF INVESTORS

Name and Address

CVAN Holdings, LLC (f/k/a Carvana Holdings, LLC)

227 W. Monroe, Suite 4800

Chicago, IL 60606

Attn: Jack Salerno

Email: J.R.Salerno@guggenheimpartners.com

With a copy to:

Winston & Strawn LLP

1700 K Street, NW

Washington, DC 20006

Attn: Christopher Zochowski

Email: czochowski@winston.com

GV Auto I, LLC 65 Sturges Hwy Westport, CT 06880 Attn: Ira J. Platt Email: platt_ira@yahoo.com

Ernest C. Garcia II 4020 E. Indian School Road, Suite A Phoenix, Arizona 85018 Attention: Ernest C. Garcia II

Ernest C. Garcia III 4020 E. Indian School Road, Suite A Phoenix, Arizona 85018 Attention: Ernest C. Garcia III Email: ernie.garcia@carvana.com

Ernest Garcia III Multi-Generational Trust III c/o Steven Johnson, Investment Trustee 4020 E. Indian School Road, Suite A Phoenix, Arizona 85018 Attention: Steven Johnson

Ernest Irrevocable 2004 Trust III c/o Steven Johnson, Investment Trustee 4020 E. Indian School Road, Suite A Phoenix, Arizona 85018 Attention: Steven Johnson

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Amended and Restated Registration Rights Agreement dated as of                          (as the same may hereafter be amended, the “Registration Rights Agreement”), among                         , a Delaware limited liability company (the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of [Controlling Investor // CVAN] Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s                  Units shall be included as [Controlling Investor // CVAN] Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of                     ,                     .

INVESTOR:

[●]

By:
Its:

Address for Notices:

[●]
[●]
[●]
[●]

Agreed and Accepted as of
.

[COMPANY]

By:

Its: